Exhibit 99.1
Chico’s FAS, Inc. Announces Three-Year Financial Targets and Hosts
Virtual Investor Day
Fiscal 2022 First Quarter and Full Year Outlook Affirmed
Virtual Investor Day Begins Today at 10:00 a.m. ET
Fort Myers, FL – March 25, 2022 - Chico’s FAS, Inc. (NYSE: CHS) (the “Company” or “Chico’s FAS”) is hosting a Virtual Investor Day today to showcase its strategic plan and three-year financial targets supported by the Company’s premier merchant capabilities, portfolio of three unique brands and powerful shared platform that connects physical, digital and social commerce.
Molly Langenstein, Chico's FAS Chief Executive Officer and President, commented, “We have aggressively pursued our turnaround strategy which began in 2019. Today, we are well ahead of our plan and positioned to build on our momentum and further accelerate our growth. We have three powerful brands – Chico's®, White House Black Market® and Soma® – each growing faster than the market average and with tremendous future market share opportunities. Our unique brands, paired with our proven business model, experienced leadership team, values-centered culture and strong balance sheet are a winning formula for driving long-term shareholder value.”
Strategic Pillars for Growth
Langenstein further noted, “Chico’s FAS has been guided by four clearly-defined strategic pillars since our turnaround began in 2019. We are:
•Customer-led, focused on community engagement, creating exceptional experiences, and increasing customer lifetime value;
•Product-obsessed, delivering distinctive, premium, best-in class items that provide solutions for our customers;
•Digital-first, strengthening our core platform, modernizing our merchandise and store systems, and elevating our data-driven insights; and
•Operationally-excellent, focused on expense, inventory, supply chain, and real estate management.”
Three-Year Financial Targets
Chico’s FAS is announcing the following financial targets that the Company targets reaching by fiscal 2024 (fiscal year ending February 1, 2025).
•Total revenues in excess of $2.5 billion;
•Digital revenues in excess of $1.0 billion (included in the $2.5 billion above);
•Gross margin rate of 40%, equating to 330 basis points of expansion from fiscal 2021;
•Operating margin of 7.5%, a 380 basis point improvement from fiscal 2021;
•EPS growth representing a CAGR of 15+% from fiscal 2021; and
•Generation of approximately $400 million of cumulative cash flow from operations in the next three years.

Fiscal 2022 First Quarter and Full Year Outlook Affirmed
The Company is also affirming its previously announced outlook for the fiscal 2022 first quarter and full year.
For the fiscal 2022 first quarter, the Company expects:
•Consolidated net sales of $485 million to $500 million;
•Gross margin rate as a percent of net sales of 36.9% to 37.7%;
•SG&A expenses as a percent of net sales of 33.9% to 34.3%;
•Effective income tax rate of 20%; and
•Earnings per diluted share of $0.07 to $0.11.
For the fiscal 2022 full year, the Company expects:
•Consolidated net sales of $2,085 million to $2,115 million;
•Gross margin rate as a percent of net sales of 36.7% to 37.2%;
•SG&A expenses as a percent of net sales of 32.8% to 33.2%;
•Effective income tax rate of 26%;
•Earnings per diluted share of $0.40 to $0.50; and
•Capital and cloud-based expenditures of approximately $65 million to $70 million.
Webcast Information
During the Virtual Investor Day, Molly Langenstein will discuss the Company’s overall vision and strategy and opportunities for each brand; Jay Topper, Chief Digital Officer, will review Chico’s FAS’s digital-first strategy; Kristin Gwinner, Chief Human Resources Officer, will discuss the Company’s culture and ESG initiatives; and PJ Guido, Chief Financial Officer, will review three-year financial targets for Chico’s FAS. Formal presentations will be followed by a question and answer session.
Today’s event will be webcast live beginning at 10:00 a.m. ET at https://chicosfas.com/investors/events-and-presentations and is expected to last approximately 90 minutes. A replay of the webcast will remain available online for one year at http://chicosfas.com/investors/events-and-presentations.

ABOUT CHICO’S FAS, INC.
    Chico’s FAS is a Florida-based fashion company founded in 1983 on Sanibel Island, Fla. The Company reinvented the fashion retail experience by creating fashion communities anchored by service, which put the customer at the center of everything we do. As one of the leading fashion retailers in North America, Chico’s FAS is a company of three unique brands - Chico’s, White House Black Market and Soma - each thriving in their own white space, founded by women, led by women, providing solutions that millions of women say give them confidence and joy.
    Our Company has a passion for fashion, and each day, we provide clothing, shoes and accessories, intimate apparel and expert styling in our brick-and-mortar boutiques, digital online boutiques and through Style ConnectTM, the Company’s proprietary digital styling tool that enables customers to conveniently shop wherever, whenever and however they prefer.
    As of January 29, 2022, the Company operated 1,266 stores in the U.S. and sold merchandise through 59 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company’s merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com and www.soma.com as well as through third-party channels.

    To learn more about Chico’s FAS, please visit our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains statements concerning our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry and other statements that are not historical facts. These statements, including, without limitation, the quote from Ms. Langenstein and statements under the headings “Three-Year Financial Targets” and “Fiscal 2022 First Quarter and Full Year Outlook Affirmed,” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In most cases, words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “path,” “outlook,” “project,” “target,” “should,” “strategy,” “potential,” “confident” and similar expressions identify forward-looking statements. These forward-looking statements are based largely on information currently available to our management and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those described in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K and, from time to time, in Item 1A, “Risk Factors” of our Quarterly Reports on Form 10-Q and the following:
The effects of the pandemic, including uncertainties about its depth and duration, new variants of COVID-19 that have emerged or may emerge in the future, the speed, efficacy and availability of vaccines and treatments, its impact on general economic conditions, human capital management, consumer behavior and discretionary spending, the effectiveness of any actions taken in response to the pandemic, and the impact of the pandemic on our manufacturing operations and shipping timelines; the extent, availability and effectiveness of any pandemic stimulus packages or loan programs, including the Coronavirus Aid, Relief and Economic Security Act; the ability of our suppliers, logistics providers, vendors and landlords, to meet their obligations to us in light of financial stress, labor shortages, liquidity challenges, bankruptcy filings by other industry participants, and supply chain and other disruptions; increases in unemployment rates; increases in labor shortages and our ability to sufficiently staff our retail stores; general economic conditions, including but not limited to, inflation, deflation, consumer confidence and consumer spending patterns; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; shifts in consumer behavior, and our ability to adapt, identify and respond to new and changing fashion trends and customer preferences, and to coordinate product development with buying and planning; changes in the general or specialty retail or apparel industries, including significant decreases in market demand and the overall level of spending for women’s private branded clothing and related accessories; our ability to secure and maintain customer acceptance of in-store and online concepts and styles; increased competition in the markets in which we operate, including our ability to remain competitive with customer shipping terms and costs; decreases in customer traffic at our stores; fluctuations in foreign currency exchange rates; significant increases in the costs of manufacturing, raw materials, transportation, importing, distribution, labor and advertising; decreases in the quality of merchandise received from suppliers and increases in delivery times for receiving such merchandise; our ability to appropriately manage our store fleet and achieve the expected results of store openings or store closures; our ability to appropriately manage inventory and allocation processes and leverage targeted promotions; our ability to maintain cost saving discipline; our ability to operate our retail websites in a profitable manner; our ability to successfully identify and implement additional sales and distribution channels; our ability to successfully execute and achieve the expected results of our business, brand strategies, brand awareness programs, and merchandising and marketing programs including, but not limited to, the Company’s turnaround strategy, retail fleet optimization plan, sales initiatives, multi-channel strategies and five operating priorities which are: 1) continuing our ongoing digital transformation; 2) further refining product through fit, quality, fabric and innovation in each of our brands; 3) driving increased customer engagement through marketing; 4) maintaining our operating and cost discipline; and 5) further enhancing the productivity of our real estate portfolio; our ability to utilize our distribution center and other support facilities in an efficient and effective manner; our increased reliance on sourcing from foreign suppliers and significant adverse economic, labor, political or other shifts (including adverse changes in tariffs, taxes or other import regulations, particularly with respect to China, or legislation prohibiting certain imports from China); U.S. and foreign governmental actions and policies and changes thereto; the continuing performance, implementation and integration of our management information systems; our ability to successfully update our information systems; the impact of any system failure, cyber security or other data security breaches, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information; our ability to comply with any domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; our ability to attract, hire, train, motivate and retain qualified employees in an inclusive environment; our ability to successfully recruit leadership or transition members of our senior management team; future unsolicited offers to buy the Company and actions of activist shareholders and others and our ability to respond effectively; our ability to secure and protect our intellectual property rights and to protect our reputation and brand images; unanticipated obligations or changes in estimates arising from new or existing litigation, income taxes and other regulatory proceedings; unanticipated adverse changes in legal, regulatory or tax laws; and our ability to comply with the terms of our Credit Agreement, including the restrictive provisions limiting our flexibility in operating our business and obtaining credit on commercially reasonable terms.
These factors should be considered in evaluating forward-looking statements contained herein. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The forward-looking statements included herein are only made as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, including any financial outlook, targets and estimates, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235
tom.filandro@icrinc.com

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200